THIRD AMENDMENT
TO THE
FEDERAL SIGNAL CORPORATION RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective as of January 1, 2020)

WHEREAS, Federal Signal Corporation (the "Company") maintains the Federal Signal Corporation Retirement Savings Plan (As Amended and Restated Effective as of January 1, 2020) (the "Plan") for the benefit of eligible employees; and

WHEREAS, the Plan has previously been amended, and further amendment of the Plan now is considered desirable;

NOW, THEREFORE, by virtue of the power granted to the Benefits Planning Committee by Subsection 16.1 of the Plan, the Plan, as amended, be and is hereby amended, effective May 31, 2022, by adding a new Supplement C to the Plan, in the form attached hereto, immediately following the signature page thereof.

* * *

IN WITNESS WHEREOF, this Amendment has been executed on behalf of the Benefits Planning Committee, on behalf of the Company, this 22 day of DEC 2022.

FEDERAL SIGNAL CORPORATION
BENEFITS PLANNING COMMITTEE

[signature]

For the Federal Signal Corporation
Benefits Planning Committee

SUPPLEMENT C
Special Provisions Applicable to the Merger of the OSW Equipment and Repair, LLC 401(k) Plan

C-1. Introduction. Effective May 31, 2022 (the "Merger Date"), the OSW Equipment and Repair, LLC 401(k) Plan (the "OSW Plan") shall be merged into, and continued in the form of, the Plan. The purpose of this Supplement C is to effectuate the merger of the OSW Plan into the Plan and the transfer of assets described in Paragraph C-2 below in accordance with Code Sections 401(a)(12), 411(d)(6), and 414(l) and the Treasury Regulations and other guidance issued thereunder. The terms of this Supplement C shall supersede the provisions of the Plan to the extent such provisions are inconsistent with the terms of this Supplement C.

C-2. Transfer of Assets. On or as soon as practicable following the Merger Date, the assets of the trust that funds the OSW Plan shall be transferred to the Trust. Such transfer shall be in cash, except that promissory notes related to OSW Plan participants' loans from the OSW Plan shall be reregistered. Upon or as soon as practicable following the transfer of assets to the Trust, the transferred assets shall be invested in the default Investment Fund specified by the Committee in accordance with ERISA Section 404(c)(5) and accompanying Department of Labor Regulations until such OSW Plan participant makes an investment election in accordance with Subsection 6.2; provided, however, that promissory notes shall be handled in accordance with the Committee's procedures. Notwithstanding the foregoing, if prior to the Merger Date, an OSW Plan participant has made an investment election in accordance with Subsection 6.2 of the Plan, the transferred assets attributable to such OSW Plan participant will be invested in accordance with the OSW Plan participant's existing election under the Plan.

C-3. Transfer of Account Balances. As of the Merger Date, liabilities equal to the aggregate Account balances, as adjusted through the Merger Date, of each OSW Plan participant shall be transferred to the Plan and shall be credited to the appropriate Accounts of the OSW Plan participant under the Plan. Thereafter, such Accounts, which shall include the applicable amounts (if any) transferred to this Plan from the OSW Plan, shall be subject to the terms and conditions of the Plan.

C-4. Participation in the Plan. Each participant in the OSW Plan on the Merger Date shall become a Participant, Alternate Payee, or Beneficiary (whichever is applicable) in the Plan on the Merger Date, subject to the conditions and limitations of the Plan.

C-5. Vesting. Each participant in the OSW Plan on the Merger Date shall be 100 percent vested in all of his or her Accounts under the Plan.

C-6. Carryover of Beneficiary Designations. The most recent beneficiary designation under the OSW plan shall be effective under the Plan, unless a beneficiary designation has been made prior to the Merger Date, or until a beneficiary designation is made subsequent to the Merger Date, under Subsection 10.5 of the Plan.

C-7. Committee's Actions. The Committee shall take such actions as it deems necessary or desirable to accomplish the merger as described in this Supplement C.

C-7. Use of Terms. Terms used in this Supplement C shall, unless defined in this Supplement C or otherwise noted, have the meanings given to those terms in the Plan.